                                                                   EXHIBIT 16.1

                             RAIMONDO PETTIT GROUP
                          Accountants and Consultants
                         Union Bank Tower, Suite 1250
                           21515 Hawthorne Boulevard
                          Torrance, California 90503



                                March 19, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

We have been furnished with a copy of the response to Item 4 of Form 8K for the change in accountants that occurred on March 18, 1999, which will be filed by our former client, COPE, Inc. (File No. 001-09925). We agree with the statements made in response to that Item insofar as they relate to our firm.

                                      Very truly yours,

                                      /s/ Raimondo Pettit Group
                                      -------------------------
                                      Raimondo Pettit Group

RPG:dlw